United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forward Purchase Agreement

As previously reported on its Current Report on Form 8-K dated February 8, 2024, Solidion Technology, Inc. (the “Company”) entered into that certain OTC Equity Prepaid Forward Transaction, dated as of December 13, 2023 (as amended from time to time, the “Forward Purchase Agreement”), by and among (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”), (iv) Honeycomb Battery Company (the “Target”) and (v) the Company (formerly known as Nubia Brand International Corp.). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Forward Purchase Agreement.

On August 29, 2024, the Company and the Seller entered into an amendment (the “Amendment”) to the Forward Purchase Agreement, pursuant to which, among other things:

•	“Prepayment Shortfall” was amended to additionally provide, with respect to the Additional Shares, amounts to be requested in writing from time to time by the Company (each an “Additional Shortfall Request”) in increments of $500,000 (such amount in the aggregate not to exceed (x) the number of Additional Shares multiplied by (y) the Initial Price), and Seller to pay the Prepayment Shortfall on the Additional Shares on the earlier of (a) the date that the Commission declares the Registration Statement effective (the “Registration Statement Effective Date”) and (b) the first OET Date. Additional Shortfall Requests may only be made, unless waived in writing by the Seller, in the event that (i) there is no Prepayment Shortfall outstanding, (ii) the VWAP Price over the ten (10) trading days prior to an Additional Shortfall Request multiplied by the then current Number of Shares (excluding unregistered shares) held by Seller less Shortfall Sale Shares be at least ten (10) times greater than the Additional Shortfall Request and (iii) at the time that such Prepayment Shortfall would be paid by the Seller, the total value traded in Counterparty’s stock, as reported on the relevant Bloomberg Screen, be at least ten (10) times greater than the Additional Prepayment Shortfall request.

•	“Prepayment Shortfall Consideration” was amended to provide that Seller in its sole discretion may sell Additional Shares, as well as Recycled Shares, at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation, until such time as the proceeds from such sales equal 120% of the Prepayment Shortfall.

•	“Shortfall Sales” was amended to provide that without Seller’s prior written consent, the Company agrees not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, beginning from the date of the Amendment until the earlier of (i) the Valuation Date and (ii) the date the Shortfall Sales equal 120% of the total potential Prepayment Shortfall, including with respect to Additional Shares. The foregoing covenant does not prohibit (i) the issuance of any securities issued or assumed in connection with the Business Combination or (ii) repricing of the Company’s warrants in connection with the closing of the Business Combination.

•	“Shortfall Sales” was also amended to provide that unless and until the proceeds from Shortfall Sales equal 120% of the Prepayment Shortfall, in the event that the product of (x) the difference between (i) the number of Shares as specified in the Pricing Date Notice(s), less (ii) any Shortfall Sale Shares as of such measurement time, multiplied by (y) the VWAP Price, is less than (z) the difference between (i) the Prepayment Shortfall, less (ii) the proceeds from Shortfall Sales as of such measurement time (the “Shortfall Variance”), then the Company as liquidated damages in respect of such Shortfall Variance, at its option must within five (5) Local Business Days either: (A) Pay in cash an amount equal to the Shortfall Variance; or (B) Issue and deliver to Seller the Shortfall Variance Shares.

•	“Share Consideration” was amended to additionally provide that upon the execution of the Amendment, Seller became entitled to designate a certain number of Additional Shares as Share Consideration equal to 2,850,000 Shares.

•	“VWAP Trigger Event” was amended to be defined as an event that occurs if the VWAP Price, for any 10 trading days during a 30 consecutive trading day-period, is below $2.00 per Share.

In addition, upon execution of the Amendment, Seller agreed to temporarily forbear from exercising any rights under the Forward Purchase Agreement upon any Shortfall Variance Registration Failure, VWAP Trigger Event, or Registration Failure that has occurred or may occur (the “Valuation Date Events”) during the period (the “Standstill Period”) beginning on the Pricing Date and ending on December 31, 2024. Immediately upon expiration of the Standstill Period, if any Valuation Date Events have occurred, Seller has all of its rights with respect to such Valuation Date Events to the same extent, and with the same force and effect, as if the forbearance had not occurred.

In addition to all registration rights provided under the Forward Purchase Agreement, upon the execution of the Amendment, the Company within twenty (20) business days, agreed to file a registration statement registering the resale of the Additional Shares and Share Consideration (collectively, the “Meteora Shares”). The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty calendar days after the date of the Amendment. Furthermore, the Company agreed no other shares may be registered before the Meteora Shares, though other shares may be registered concurrently with the Meteora Shares on the same resale registration statement.

In addition, the Amendment provides that Seller, from the date of the Amendment until thirty (30) days following the effectiveness of the resale registration statement registering the Meteora Shares, agrees to limit sales of the Meteora Shares to no more than 10% of the daily trading volume of the Company’s common stock, except on trading days when more than 7,000,000 shares are traded.

Finally, concurrently with the execution of the Amendment, the Company and the Seller agreed to sign and cause to be filed a joint stipulation for dismissal with prejudice of the Action (as defined below) (the “Stipulation”). The Stipulation provides that the Company issue 12,393,002 shares of its common stock to the Seller within five business days of the entry of the Stipulation. In consideration for the Stipulation, the Company agreed to pay Seller’s reasonable and documented attorney’s fees in an amount up to $65,000 related to any legal work performed by Seller’s legal advisors relating to the Company on behalf of Seller. “Action” means (i) the Complaint for Specific Performance and Money Damages filed July 16, 2024 thereby initiating Case No. 2024-0752-LWW Meteora Capital Partners, LP v. Solidion Technology, Inc. in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”) and (ii) the Motion for Default Judgment filed by Seller related to such complaint on August 13, 2024. On September 9, 2024, the Company and the Seller filed the Stipulation in Delaware Chancery Court.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Strategic Cooperation Consulting Agreement

On September 11, 2024, the Company amended an existing Strategic Cooperation Consulting Agreement (the “Consulting Agreement”) by and between the Company and Arbor Lake Capital, Inc. (“Arbor Lake”), pursuant to which the Company retained Arbor Lake as its consultant to provide non-exclusive consulting services in connection with Company’s commercial and strategic business development including but not limited to sales and market development, business partnership, joint-venture, alliance, licensing and supply cooperation. In accordance with the terms of the Consulting Agreement, Arbor Lake shall be entitled to receive the consulting fees as follows:

(a)	2,000,000 shares of the Company’s common stock as a retainer upon the signing of the Consulting Agreement;

(b)	Any licensing agreement that results in a commercial/strategic partner(s) acquiring a license from the Company shall entitle Arbor Lake to 3% (three percent) of upfront licensing revenue, plus 2% (two percent) of annual loyalty revenue from the commercial/strategic partner(s) for the first three years;

(c)	Any commercial/strategic cooperation in which the Company would distribute, resell or become a licensee of the commercial/strategic partner, the Company shall pay to Arbor Lake 0.4% of the revenue generated by the Company under such agreement for the first three years beginning with the first date that the commercial/strategic partner delivers the first product;

(d)	For any sales/purchase of Company products in excess of $2,000,000 annually or similar agreements with commercial/strategic partner(s) resulting from the services rendered hereunder to the Company shall accrue compensation to Arbor Lake as follows: 2% (two percent) of sales/purchase value up to $5M of the Company from the Commercial/Strategic Partner(s), plus 1.5% (one and half percent) of sales/purchase value above $5M of the company from the Commercial/Strategic Partner(s);

(e)	For any other commercial/strategic cooperation including but not limited to partnership, joint-venture, alliance, and supply cooperation, the compensation will be further discussed and agreed upon by the parties when such cooperation commences.

The term of the Consulting Agreement shall continue until the performance by each party of its respective obligations thereunder shall have been satisfied. Either party may terminate the relationship upon mutual agreement after 12 months upon the effective date of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Unregistered Sales of Equity Securities.

(d) Exhibits

Exhibit	Description
10.1	Forward Purchase Agreement Confirmation Amendment, dated as of August 29, 2024, by and among Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, Meteora Strategic Capital, LLC, Honeycomb Battery Company and Solidion Technology, Inc.
10.2	Strategic Cooperation Consulting Agreement, dated September 11, 2024, by and between Arbor Lake Capital Inc. and Solidion Technology, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2024

SOLIDION TECHNOLOGY, INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer